Exhibit 4.11

ASSOCIATED BANC-CORP
TO
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
Trustee
FORM OF JUNIOR SUBORDINATED INDENTURE
DATED AS OF                                          ___, 20___

CROSS REFERENCE TABLE1

Section of Trust Indenture	Section of
Act of 1939, as amended	Agreement
310(a)	6.9
310(b)	6.8; 6.10
310(c)	Not Applicable
311(a)	6.13
311(b)	6.13
311(c)	Not Applicable
312(a)	7.1; 7.2(a)
312(b)	7.2(b)
312(c)	7.2(c)
313(a)	7.3(a)
313(b)	7.3(b)
313(c)	7.3(a); 7.3(b)
313(d)	7.3(c)
314(a)	7.4
314(b)	Not Applicable
314(c)	1.2
314(d)	Not Applicable
314(e)	1.2
314(f)	Not Applicable
315(a)	6.1(a)
315(b)	6.2; 7.3(a)
315(c)	6.1(b); 6.1(c); 6.1(d)
315(d)	6.1(a); 6.1(c)
315(e)	5.14
316(a)	5.12; 5.13
316(b)	5.8
316(c)	1.4(f)
317(a)	5.3; 5.4
317(b)	10.3
318(a)	1.7

[1]	This Cross-Reference Table does not constitute part of the Agreement and shall not have any bearing upon the interpretation of any of its terms or provisions.

TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION	1
1.1 Definitions	1
1.2 Compliance Certificate and Opinions	9
1.3 Forms of Documents Delivered to Trustee	9
1.4 Acts of Holders	10
1.5 Notices, Etc. to Trustee and Company	12
1.6 Notice to Holders; Waiver	12
1.7 Conflict with Trust Indenture Act	12
1.8 Effect of Headings and Table of Contents	13
1.9 Successors and Assigns	13
1.10 Separability Clause	13
1.11 Benefits of Indenture	13
1.12 Governing Law	13
1.13 Non-Business Days	13

ARTICLE II SECURITY FORMS	13
2.1 Forms Generally	13
2.2 Form of Face of Security	14
2.3 Form of Reverse of Security	17
2.4 Form of Legend for Global Securities	20
2.5 Form of Trustee’s Certificate of Authentication	20
2.6 Securities Issuable in the Form of a Global Security	20

ARTICLE III THE SECURITIES	23
3.1 Title and Terms	23
3.2 Denominations	25
3.3 Execution, Authentication, Delivery and Dating	25
3.4 Temporary Securities	26
3.5 Registration, Transfer and Exchange	27
3.6 Mutilated, Destroyed, Lost and Stolen Securities	28
3.7 Payment of Interest; Interest Rights Preserved	29
3.8 Persons Deemed Owners	30
3.9 Cancellation	31
3.10 Computation of Interest	31
3.11 Deferrals of Interest Payment Dates	31
3.12 Agreed Tax Treatment	32
3.13 Shortening or Extension of Stated Maturity	32
3.14 CUSIP Numbers	33

ARTICLE IV SATISFACTION AND DISCHARGE	33
4.1 Satisfaction and Discharge of Indenture	33
4.2 Application of Trust Money	34

i

ARTICLE V REMEDIES	34
5.1 Events of Default	34
5.2 Acceleration of Maturity; Rescission and Annulment	35
5.3 Collection of Indebtedness and Suits for Enforcement by Trustee	36
5.4 Trustee May File Proofs of Claim	37
5.5 Trustee May Enforce Claim Without Possession of Securities	37
5.6 Application of Money Collected	38
5.7 Limitation on Suits	38
5.8 Unconditional Right of Holders to Receive Principal, Premium and Interest; Direct Action by Holders of Capital Securities	39
5.9 Restoration of Rights and Remedies	39
5.10 Rights and Remedies Cumulative	39
5.11 Delay or Omission Not Waiver	39
5.12 Control by Holders	39
5.13 Waiver of Past Defaults	40
5.14 Undertaking for Costs	40
5.15 Waiver of Usury, Stay or Extension Laws	40

ARTICLE VI THE TRUSTEE	41
6.1 Certain Duties and Responsibilities	41
6.2 Notice of Defaults	42
6.3 Certain Rights of Trustee	42
6.4 Not Responsible for Recitals or Issuance of Securities	44
6.5 May Hold Securities	44
6.6 Money Held in Trust	44
6.7 Compensation and Reimbursement	44
6.8 Disqualification; Conflicting Interests	45
6.9 Corporate Trustee Required; Eligibility	45
6.10 Resignation and Removal; Appointment of Successor	46
6.11 Acceptance of Appointment by Successor	47
6.12 Merger, Conversion, Consolidation or Succession to Business	48
6.13 Preferential Collection of Claims Against Company	48
6.14 Appointment of Authenticating Agent	49

ARTICLE VII HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY	50
7.1 Company to Furnish Trustee Names and Addresses of Holders	50
7.2 Preservation of Information; Communications to Holders	50
7.3 Reports by Trustee	51
7.4 Reports by Company	51

ARTICLE VIII CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE	51
8.1 Company May Consolidate, Etc., Only on Certain Terms	51
8.2 Successor Corporation Substituted	52

ARTICLE IX SUPPLEMENTAL INDENTURES	53
9.1 Supplemental Indentures without Consent of Holders	53

9.2 Supplemental Indentures with Consent of Holders	54
9.3 Execution of Supplemental Indentures	55
9.4 Effect of Supplemental Indentures	55
9.5 Conformity with Trust Indenture Act	55
9.6 Reference in Securities to Supplemental Indentures	55
9.7 Notice to Holders	56

ARTICLE X COVENANTS	56
10.1 Payment of Principal, Premium and Interest	56
10.2 Maintenance of Office or Agency	56
10.3 Money for Security Payments to be Held in Trust	56
10.4 Statement as to Compliance	57
10.5 Waiver of Certain Covenants	58
10.6 Additional Sums	58
10.7 Payment of Trust Costs and Expenses	58
10.8 Additional Covenants	59

ARTICLE XI REDEMPTION OF SECURITIES	60
11.1 Applicability of this Article	60
11.2 Election to Redeem; Notice to Trustee	60
11.3 Selection of Securities to be Redeemed	60
11.4 Notice of Redemption	60
11.5 Deposit of Redemption Price	61
11.6 Payment of Securities Called for Redemption	61
11.7 Right of Redemption of Securities Held by an ASBC Trust	62

ARTICLE XII SINKING FUNDS	62
12.1 Applicability of Article	62
12.2 Satisfaction of Sinking Fund Payments with Securities	62
12.3 Redemption of Securities for Sinking Fund	63

ARTICLE XIII DEFEASANCE AND COVENANT DEFEASANCE	64
13.1 Company’s Option to Effect Defeasance or Covenant Defeasance	64
13.2 Defeasance and Discharge	64
13.3 Covenant Defeasance	65
13.4 Conditions to Defeasance or Covenant Defeasance	65
13.5 Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions	67
13.6 Reinstatement	67

ARTICLE XIV SUBORDINATION OF SECURITIES	68
14.1 Securities Subordinate to Senior and Subordinated Debt	68
14.2 Payment of Proceeds Upon Dissolution, Etc.	68
14.3 Prior Payment to Senior and Subordinated Debt Upon Acceleration of Securities	69
14.4 No Payment When Senior and Subordinated Debt in Default	70
14.5 Payment Permitted If No Default	70

14.6 Subrogation to Rights of Holders of Senior and Subordinated Debt	70
14.7 Provisions Solely to Define Relative Rights	71
14.8 Trustee to Effectuate Subordination	71
14.9 No Waiver of Subordination Provisions	71
14.10 Notice to Trustee	72
14.11 Reliance on Judicial Order or Certificate of Liquidating Agent	72
14.12 Trustee Not Fiduciary for Holders of Senior and Subordinated Debt	73
14.13 Rights of Trustee as Holder of Senior and Subordinated Debt; Preservation of Trustee’s Rights	73
14.14 Article Applicable to Paying Agents	73
14.15 Certain Conversions or Exchanges Deemed Payment	73

JUNIOR SUBORDINATED INDENTURE
     This JUNIOR SUBORDINATED INDENTURE dated as of                      ___, 20___, between ASSOCIATED BANC-CORP, a Wisconsin corporation (hereinafter called the “Company”) having its principal office at 1200 Hansen Road, Green Bay, Wisconsin 54304, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Trustee (hereinafter called the “Trustee”).
RECITALS
The Company and the Trustee acknowledge the following:
     A. The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured junior subordinated debt securities in series (hereinafter called the “Securities”) of substantially the tenor hereinafter provided, including, without limitation, Securities issued to evidence loans made to the Company of the proceeds from the issuance from time to time by one or more statutory trusts (each an “ASBC Trust,” and, collectively, the “ASBC Trusts”) of preferred trust interests in such Trusts (the “Capital Securities”) and common interests in such Trusts (the “Common Securities” and, collectively with the Capital Securities, the “Trust Securities”), and to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered.
     B. All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.
AGREEMENTS
     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:
ARTICLE I
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION
     1.1 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
          (a) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;
          (b) All other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
          (c) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and the term

“generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles which are generally accepted at the date or time of such computation; provided, that when two or more principles are so generally accepted, it shall mean that set of principles consistent with those in use by the Company; and
          (d) The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
     “Act” when used with respect to any Holder has the meaning specified in Section 1.4.
     “Additional Interest” means the interest, if any, that shall accrue on any interest on the Securities of any series the payment of which has not been made on the applicable Interest Payment Date and which shall accrue at the rate per annum specified or determined as specified in such Security.
     “Additional Sums” has the meaning specified in Section 10.6.
     “Additional Taxes” means the sum of any additional taxes, duties and other governmental charges to which an ASBC Trust has become subject from time to time as a result of a Tax Event.
     “Administrative Trustee” means, in respect of any ASBC Trust, each Person identified as an “Administrative Trustee” or an “Administrative Agent” in the related Trust Agreement, solely in such Person’s capacity as Administrative Trustee or an Administrative Agent, as the case may be, of such ASBC Trust under such Trust Agreement and not in such Person’s individual capacity, or any successor administrative trustee or successor administrative agent, as the case may be, appointed as therein provided.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, no ASBC Trust to which Securities have been issued shall be deemed to be an Affiliate of the Company. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Allocable Amounts,” when used with respect to any Senior and Subordinated Debt, means all amounts due or to become due on such Senior and Subordinated Debt less, if applicable, any amount which would have been paid to, and retained by, the holders of such Senior and Subordinated Debt (whether as a result of the receipt of payments by the holders of such Senior and Subordinated Debt from the Company or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such Senior and Subordinated Debt pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such Senior and Subordinated Debt or otherwise) but for the fact that such Senior and Subordinated

Debt is subordinate or junior in right of payment to (or subject to a requirement that amounts received on such Senior and Subordinated Debt be paid over to obligees on) trade accounts payable or accrued liabilities arising in the ordinary course of business.
     “ASBC Guarantee” means the guarantee by the Company of distributions on the Capital Securities of an ASBC Trust to the extent provided in the related Guarantee Agreement.
     “ASBC Trust” has the meaning specified in the first recital of this Indenture.
     “Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities of one or more series.
     “Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day”, when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.
     “Capital Securities” has the meaning specified in the first recital of this Indenture.
     “Commission” means the Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Common Securities” has the meaning specified in the first recital of this Indenture.
     “Common Stock” means the common stock, par value $0.01 per share, of the Company.
     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
     “Company Request” and “Company Order” mean, respectively, the written request or order signed in the name of the Company by the Chairman of the Board of Directors, its President, its Chief Financial Officer, its Chief Administrative Officer or a Senior Vice President; and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.
     “Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this instrument is located at 2 N. LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Division – Corporate Finance Unit, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).
     “Corporation” includes a corporation, association, company, joint-stock company or statutory trust.
     “Debt” means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services, including obligations incurred in connection with the acquisition of property, assets or businesses (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; (vi) all indebtedness of such Person whether incurred on or prior to the date of this Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.
     “Defaulted Interest” has the meaning specified in Section 3.7.
     “Depositary” means, unless otherwise specified by the Company pursuant to Section 3.1, with respect to Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, The Depository Trust Company, New York, New York, or any successor thereto registered under the Exchange Act, or other applicable statue or regulation.
     “Discount Security” means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2.
     “Distributions,” with respect to the Trust Securities issued by an ASBC Trust, means amounts payable in respect of such Trust Securities as provided in the related Trust Agreement and referred to therein as “Distributions.”
     “Dollar” or “U.S. $” means the currency of the United States of America that, as at the time of payment, is legal tender for the payment of public and private debts.
     “Event of Default” has the meaning specified in Article V unless otherwise specified in the supplemental indenture or the Officers’ Certificate delivered pursuant to Section 3.1 hereof creating a series of Securities.
     “Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

     “Extension Period” has the meaning specified in Section 3.11.
     “Fitch” means Fitch, Inc.
     “Global Security” means a Security that evidences all or part of the Securities of any series which is executed by the Company and authenticated and delivered by the Trustee to the Depository or pursuant to the Depository’s instruction, all in accordance with this Indenture and pursuant to a Company Order, which shall be registered as to principal and interest in the name of the Depository or its nomine.
     “Guarantee Agreement” means the Guarantee Agreement substantially in the form attached hereto as Annex C, or substantially in such form as may be specified as contemplated by Section 3.1 with respect to the Securities of any series, in each case as amended from time to time.
     “Holder” means a Person in whose name a Security is registered in the Securities Register.
     “Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof or one or more Officers’ Certificates delivered pursuant to Section 3.1 and shall include the terms of each particular series of Securities established as contemplated by Section 3.1.
     “Interest Payment Date” means as to each series of Securities the Stated Maturity of an installment of interest on such Securities.
     “Junior Subordinated Payment” has the meaning specified in Section 14.2.
     “Liquidation Amount” has the meaning, as to each ASBC Trust holding a series of Securities issued hereunder, specified in the Trust Agreement under which such ASBC Trust is formed.
     “Maturity” when used with respect to any Security means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.
     “Moody’s” means Moody’s Investors Service, Inc.
     “Notice of Default” means a written notice of the kind specified in Section 5.1(c).
     “Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 10.4 shall be the principal executive, financial or accounting officer of the Company.

     “Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.
     “Original Issue Date” means the date of issuance specified as such in each Security.
     “Outstanding” means, when used in reference to any Securities, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
     (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
     (ii) Securities for whose payment money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Securities; and
     (iii) Securities in substitution for or in lieu of which other Securities have been authenticated and delivered or which have been paid pursuant to Section 3.6, unless proof satisfactory to the Trustee is presented that any such Securities are held by Holders in whose hands such Securities are valid, binding and legal obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor. Upon the written request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of the Company, or any other obligor on the Securities or any Affiliate of the Company or such obligor, and, subject to the provisions of Section 6.1, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.
     “Paying Agent” means the Trustee or any Person authorized by the Company to pay) the principal of or interest on any Securities on behalf of the Company.
     “Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     “Place of Payment” means, with respect to the Securities of any series, the place or places where the principal of (and premium, if any) and interest on the Securities of such series are payable pursuant to Sections 3.1 and 3.11.
     “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.
     “Proceeding” has the meaning specified in Section 14.2.
     “Property Trustee” means, in respect of any ASBC Trust, the commercial bank or trust company identified as the “Property Trustee” in the related Trust Agreement, solely in its capacity as Property Trustee of such ASBC Trust under such Trust Agreement and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as therein provided.
     “Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
     “Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
     “Regular Record Date” for the interest payable on any Interest Payment Date with respect to the Securities of a series means, unless otherwise provided pursuant to Section 3.1 with respect to Securities of a series, (i) in the case of Securities of a series represented by one or more Global Securities, the Business Day next preceding such Interest Payment Date and (ii) in the case of Securities of a series not represented by one or more Global Securities, the date which is fifteen days next preceding such Interest Payment Date (whether or not a Business Day).
     “Responsible Officer”, when used with respect to the Trustee, means any trust officer or assistant trust officer or any other officer in the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
     “S&P” means Standard & Poor’s Ratings Services.
     “Securities” or “Security” means any debt securities or debt security, as the case may be, authenticated and delivered under this Indenture.
     “Securities Register” and “Securities Registrar” have the respective meanings specified in Section 3.5.
     “Senior and Subordinated Debt” means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of the Company, whether incurred on or prior to the date of this Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Securities, provided, however, that Senior and Subordinated Debt shall not be deemed to include (a) any Debt of the Company which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Reform Act of 1978, as amended, was without recourse to the Company, (b) any Debt of the Company to any of its Subsidiaries, (c) Debt to any employee of the Company, (d) any Debt that by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business, to the extent that payments made to the obligees of such Debt by the holders of any Securities as a result of the subordination provisions of this Indenture would be greater than they otherwise would have been as a result of any obligation of such holders to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of the subordination provisions to which such Debt is subject and (e) any Securities.
     “Special Event” has the meaning, as to each ASBC Trust holding a series of Securities issued hereunder, specified in the Trust Agreement under which such ASBC Trust is formed.
     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.
     “Stated Maturity” when used with respect to any Security or any installment of principal thereof or interest thereon means the date specified pursuant to the terms of such Security as the date on which the principal of such Security or such installment of interest is due and payable, in the case of such principal, as such date may be shortened or extended as provided pursuant to the terms of such Security and this Indenture.
     “Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
     “Tax Event” has the meaning, as to each ASBC Trust holding a series of Securities issued hereunder, specified in the Trust Agreement under which such ASBC Trust is formed.
     “Trust Agreement” means the Trust Agreement substantially in the form attached hereto as Annex A, as amended by the form of Amended and Restated Trust Agreement substantially in the form attached hereto as Annex B, or substantially in such form as may be specified as contemplated by Section 3.1 with respect to the Securities of any series, in each case as amended from time to time.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder and, if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.
     “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbb), as amended and as in effect on the date as of this Indenture, except as provided in Section 9.5.
     “Trust Securities” has the meaning specified in the first recital of this Indenture.
     “Vice President” when used with respect to the Company, means any duly appointed vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
     1.2 Compliance Certificate and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.
     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates provided pursuant to Section 10.5) shall include:
     (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
     1.3 Forms of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions, or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     1.4 Acts of Holders.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to a Responsible Officer of the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
          (c) The ownership of Securities shall be proved by the Securities Register.
          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
          (e) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date, provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6.
     The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.2, (iii) any request to institute proceedings referred to in Section 5.7(b) or (iv) any direction referred to in Section 5.12, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date, provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6.
     With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day, provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.
          (f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.
     1.5 Notices, Etc. to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
          (a) the Trustee by any Holder, any holder of Capital Securities or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or
          (b) the Company by the Trustee, any Holder or any holder of Capital Securities shall be sufficient for every purpose (except as otherwise provided in Section 5.1) hereunder if in writing and mailed, first class, postage prepaid, to the Company, addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.
     1.6 Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Securities Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
     1.7 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive of the Trust Indenture Act through operation of Section 319(c) thereof, such duties imposed shall control.

     1.8 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     1.9 Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
     1.10 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     1.11 Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns, the holders of Senior and Subordinated Debt, the Holders of the Securities and, to the extent expressly provided in Sections 5.2, 5.8, 5.9, 5.11, 5.13, 9.1 and 9.2, the holders of Capital Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     1.12 Governing Law. This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York. This Indenture is subject to the provisions of the Trust Indenture Act that are required or deemed to be part of this Indenture and shall, to the extent applicable, be governed by such provision.
     EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
     1.13 Non-Business Days. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day (and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, until such next succeeding Business Day except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (in each case with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity)).
ARTICLE II
SECURITY FORMS
     2.1 Forms Generally. The Securities of each series shall be in substantially the forms set forth in this Article, or in such other form or forms as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.3 with respect to the authentication and delivery of such Securities.
     The Trustee’s certificates of authentication shall be substantially in the form set forth in this Article.
     The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods, if required by any securities exchange on which the Securities may be listed, on a steel engraved border or steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such securities.
     2.2 Form of Face of Security.
ASSOCIATED BANC-CORP
___% JUNIOR SUBORDINATED DEBENTURE DUE
CUSIP NO.:

No.	Registered Principal Amount:
     Associated Banc-Corp, a corporation organized and existing under the laws of Wisconsin (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of $                     Dollars on                     ; provided that the Company may (i) shorten the Stated Maturity of the principal of this Security to a date not earlier than                     , and (ii) extend the Stated Maturity of the principal of this Security at any time on one or more occasions, subject to certain conditions specified in Section 3.13 of the Indenture, but in no event to a date later than                     . The Company further promises to pay interest on said principal sum from                      or from the most recent interest payment date (each such date, an “Interest Payment Date”) on which interest has been paid or duly provided for, semi-annually (subject to deferral as set forth herein) in arrears on the last day of                      and                       of each year commencing                                             at the rate of                     % per annum, until the principal hereof shall have become due and payable, plus Additional Interest, if any, until the principal hereof is paid or duly provided for or made available for payment and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of                     % per annum, compounded semi- annually. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A “Business Day” shall mean any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office of the Trustee, or the principal office of the Property Trustee under the Trust Agreement (hereinafter referred to) for [name of trust] is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be [insert Record Date] next preceding such Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than                      days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
     So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time during the term of this Security to defer payment of interest on this Security, at any time or from time to time, for up to                      consecutive                      interest payment periods with respect to each deferral period (each an “Extension Period”), (during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon to the extent permitted by applicable law)); provided, however, that no Extension Period shall extend beyond the Stated Maturity of the principal of this Security; provided, further, that during any such Extension Period, the Company shall not, and shall not permit any Subsidiary of the Company to, (i) declare or pay any dividends or distributions or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company’s capital stock (which includes common and preferred stock), or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt security of the Company (including Securities issued by the Company pursuant to the Indenture other than the Securities represented by this certificate) that ranks pari passu with or junior in interest to this Security or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiaries of the Company (including ASBC Guarantees other than the ASBC Guarantee related to the Capital Securities issued by [NAME OF TRUST]) if such guarantee ranks pari passu with or junior in interest to this Security

(other than (a) dividends or distributions in Common Stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the ASBC Guarantee related to the Capital Securities issued by [NAME OF TRUST], and (d) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company’s benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed                      consecutive interest payment periods or to extend beyond the Stated Maturity. Upon the termination of any such Extension Period and upon the payment of all amounts then due, and subject to the foregoing limitation, the Company may elect to begin a new Extension Period. No interest shall be due and payable during an Extension Period except at the end thereof. The Company shall give the Trustee, the Property Trustee and the Administrative Trustees of [NAME OF TRUST] notice of its election to begin any Extension Period at least                      Business Days prior to the earlier of (i) the date on which Distributions on the Capital Securities would be payable except for the election to begin such Extension Period, or (ii) the date the Administrative Trustees are required to give notice to any automated quotation system or to holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than                      Business Days prior to such record date.
     Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register.
     The indebtedness evidenced by this Security is, to the extent provided in the Indenture, unsecured and will rank junior and subordinate and subject in right of payments to the prior payment in full of all Senior and Subordinated Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior and Subordinated Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

ASSOCIATED BANC-CORP
By:
[President or Vice President]

Attest:

[Secretary or Assistant Secretary]
     2.3 Form of Reverse of Security. This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Junior Subordinated Indenture, dated as of                                         , 2008 (herein called the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $                    .
     All terms used in this Security that are defined in the Indenture and in the Amended and Restated Trust Agreement, dated as of                                         ,                     , as amended (the “Trust Agreement”), for [insert name of trust] among the Company, as Sponsor, and the Trustees named therein, shall have the meanings assigned to them in the Indenture or the Trust Agreement, as the case may be.
     [If applicable, insert – The Company may at any time, at its option, on or after                     , and subject to the terms and conditions of Article XI of the Indenture], [if applicable insert – and subject to the Company having received prior approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) if then required under applicable capital guidelines or policies of the Federal Reserve] redeem this Security [in whole at any time] [or in part from time to time], without premium or penalty, at a redemption price equal to [insert redemption price] to the Redemption Date.]
     [If applicable, insert – Upon the occurrence and during the continuation of a Special Event in respect of an ASBC Trust, the Company may, at its option, at any time within 90 days of the occurrence of such Special Event redeem this Security, [if applicable, insert – in whole but not in part], subject to the provisions of Section 11.7 and the other provisions of Article XI of the Indenture, at a redemption price equal to [insert redemption price] to the Redemption Date.]

     [If applicable, insert – In the event of redemption of this Security in part only, a new Security or Securities of this series for the portion hereof not redeemed will be issued in the name of the Holder hereof upon the cancellation hereof.]
     The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     [If the Security is not a Discount Security, insert – As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Securities of this series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of this series may declare the principal amount of all the Securities of this series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that, in the case of the Securities of this series issued to an ASBC Trust, if upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of this series fails to declare the principal of all the Securities of this series to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the Capital Securities then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration the principal amount of and the accrued interest (including any Additional Interest) on all the Securities of this series shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XIV of the Indenture.]
     [If the Security is a Discount Security, insert – As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Securities of this series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than such portion of the principal amount as may be specified in the terms of this series may declare an amount of principal of the Securities of this series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that, in the case of the Securities of this series issued to an ASBC Trust, if upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of this series fails to declare the principal of all the Securities of this series to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the Capital Securities then outstanding shall have such right by a notice in writing to the Company and the Trustee. Such amount shall be equal to [insert formula for determining the amount]. Upon any such declaration, such amount of the principal of and the accrued interest (including any Additional Interest) on all the Securities of this series shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XIV of the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on this Security shall terminate.]
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 10.2 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     The Securities of this series are issuable only in registered form without coupons in denominations of minimum denominations of $                     and any integral multiples of $                     in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of such series of a different authorized denomination, as requested by the Holder surrendering the same.
     The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States Federal, state and local tax purposes it is intended that this Security constitute indebtedness.

     THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.
     2.4 Form of Legend for Global Securities. Unless otherwise specified as contemplated by Section 3.1 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:
     [If the Security is a Global Security, insert – Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (the “Depositary”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depositary, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]
     2.5 Form of Trustee’s Certificate of Authentication. This is one of the Securities referred to in the within mentioned Indenture.
     Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:
Authorized Signatory

     2.6 Securities Issuable in the Form of a Global Security.
          (a) If the Company shall establish pursuant to Section 3.1 that the Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with Section 3.3 and the Company Order delivered to the Trustee thereunder, authenticate and deliver, such Global Security or Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Securities of such series to be represented by such Global Security or Securities, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction and (iv) shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for the individual Securities represented hereby, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such success Depositary.”
          (b) Notwithstanding any other provision of this Section 2.6 or of Section 3.5, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual Securities, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 3.5, only to the Depositary or another nominee of the Depositary for such Global Security, or to a successor Depositary for such Global Security selected or approved by the Company or to a nominee of such successor Depositary. Except as provided below, owners of beneficial interests in a Global Security shall not be entitled to receive physical delivery of the Securities represented by such Global Security and will not be considered the Holders thereof for any purpose under this Indenture.
          (c) (i) If at any time the Depositary for a Global Security notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary for the Securities for such series shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Security. If a successor Depositary for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election pursuant to Section 3.1 shall no longer be effective with respect to such Global Security and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series in exchange for such Global Security, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.
     (ii) The Company may at any time and in its sole discretion determine that the Securities of any series issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities representing such series in exchange for such Global Security or Securities.
     (iii) A Global Security will also be exchangeable if there shall have occurred or be continuing a default or an event which, with the giving of notice or lapse of time or both, would constitute a default with respect to the Securities of such series represented by such Global Security. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities representing such series in exchange for such Global Security or Securities.
     (iv) If specified by the Company pursuant to Section 3.1 with respect to Securities issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for individual Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee shall authenticate and deliver, without service charge, (1) to each Person specified by such Depositary a new Security or Securities of the same series of like tenor and terms and of any authorized denominations as requested by such Person or the Depositary in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and (2) to such Depositary a new Global Security of like tenor and terms and in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.
     (v) In any exchange provided for in any of the preceding four paragraphs, the Company will execute and the Trustee will authenticate and deliver individual fully registered Securities in authorized denominations. Upon the exchange of a Global Security for individual Securities, such Global Security shall be cancelled by the Trustee. Securities issued in exchange for a Global Security pursuant to this Section 2.6 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to the instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.
     (vi) Members in and participants of the Depositary shall have no rights under the Indenture with respect to any Global Security held on their behalf by a Depositary, and such Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and its members and participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security of the series represented by such Global Security, including, without limitation, the granting of proxies or other authorization of participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

ARTICLE III
THE SECURITIES
     3.1 Title and Terms. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.
     The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and set forth in an Officers’ Certificate (such Officers’ Certificate shall have the effect of a supplemental indenture for all purposes hereunder), or established in one or more indentures supplemental hereto, prior to the issuance of Securities of a series:
          (a) the title of the securities of such series, which shall distinguish the Securities of the series from all other Securities;
          (b) the limit, if any, upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.4, 3.5, 3.6, 9.6 or 11.6 and except for any Securities which, pursuant to Section 3.3, are deemed never to have been authenticated and delivered hereunder); provided, however, that the authorized aggregate principal amount of such series may be increased above such amount by a Board Resolution to such effect;
          (c) the Stated Maturity or Maturities on which the principal of the Securities of such series is payable or the method of determination thereof;
          (d) the rate or rates, if any, at which the Securities of such series shall bear interest, if any, the rate or rates and extent to which Additional Interest, if any, shall be payable in respect of any Securities of such series, the Interest Payment Dates on which such interest shall be payable, the right, pursuant to Section 3.11 or as otherwise set forth therein, of the Company to defer or extend an Interest Payment Date, and the Regular Record Date for the interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined;
          (e) the place or places where the principal of (and premium, if any) and interest on the Securities of such series shall be payable, the place or places where the Securities of such series may be presented for registration of transfer or exchange, and the place or places where notices and demands to or upon the Company in respect of the Securities of such series may be made;
          (f) the period or periods within or the date or dates on which, if any, the price or prices at which and the terms and conditions upon which the Securities of such series may be redeemed, in whole or in part, at the option of the Company;
          (g) the obligation or the right, if any, of the Company to prepay, repay or purchase the Securities of such series pursuant to any sinking fund, amortization or analogous provisions, or at the option of a Holder thereof, and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

          (h) the denominations in which any Securities of such series shall be issuable;
          (i) if other than Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Securities of the series shall be payable, or in which the Securities of the series shall be denominated;
          (j) the additions, modifications or deletions, if any, in the Events of Default or covenants of the Company set forth herein with respect to the Securities of such series;
          (k) if other than the principal amount thereof, the portion of the principal amount of Securities of such series that shall be payable upon declaration of acceleration of the Maturity thereof;
          (l) the additions or changes, if any, to this Indenture with respect to the Securities of such series as shall be necessary to permit or facilitate the issuance of the Securities of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;
          (m) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Securities of such series or the manner in which such amounts will be determined;
          (n) whether the Securities of the series, or any portion thereof, shall initially be issuable in the form of a temporary Global Security representing all or such portion of the Securities of such series and provisions for the exchange of such temporary Global Security for definitive Securities of such series;
          (o) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 2.4 and any circumstances in addition to or in lieu of those set forth in Section 3.5 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;
          (p) the appointment of any Paying Agent or Agents for the Securities of such series;
          (q) the terms of any right to convert or exchange Securities of such series into any other securities or property of the Company, and the additions or changes, if any, to this Indenture with respect to the Securities of such series to permit or facilitate such conversion or exchange;
          (r) the form or forms of the Trust Agreement, Amended and Restated Trust Agreement and Guarantee Agreement, if different from the forms attached hereto as Annexes A, B and C, respectively;

          (s) the relative degree, if any, to which the Securities of the series shall be senior to or be subordinated to other series of Securities in right of payment, whether such other series of Securities are Outstanding or not; and
          (t) any other terms of the Securities of such series (which terms shall not be inconsistent with the provisions of this Indenture).
     All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided herein or in or pursuant to such Board Resolution and set forth in such Officers’ Certificate or in any such indenture supplemental hereto.
     If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.
     The Securities shall be subordinated in right of payment to Senior and Subordinated Debt as provided in Article XIV.
     3.2 Denominations. The Securities of each series shall be in registered form without coupons and shall be issuable in minimum denominations as specified pursuant to Section 3.1.
     3.3 Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company by its President or one of its Vice Presidents under its corporate seal reproduced or impressed thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.
     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions as permitted by Sections 2.1 and 3.1, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating,
          (a) if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 2.1, that such form has been established in conformity with the provisions of this Indenture;
          (b) if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 3.1, that such terms have been established in conformity with the provisions of this Indenture;

          (c) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;
          (d) that all laws and requirements in respect of the execution and delivery by the Company of such Securities have been complied with; and
          (e) that all conditions precedent under the Indenture relating to the authentication and delivery of such securities have been complied with.
     If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.
     Notwithstanding the provisions of Section 3.1 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 3.1 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.
     Each Security shall be dated the date of its authentication.
     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized officers, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.9, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
     3.4 Temporary Securities. Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination, substantially of the tenor of the definitive Securities of such series in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

     If temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for that purpose without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series of authorized denominations having the same Original Issue Date and Stated Maturity and having the same terms as such temporary Securities. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.
     3.5 Registration, Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. Such register is herein sometimes referred to as the “Securities Register.” The Trustee is hereby appointed “Securities Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.
     Upon surrender for registration of transfer of any Security at the office or agency of the Company designated for that purpose the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and having the same terms.
     At the option of the Holder, Securities may be exchanged for other Securities of the same series of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and having the same terms, upon surrender of the Securities to be exchanged at such office or agency. Whenever any securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
     All Securities issued upon any transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.
     Every Security presented or surrendered for transfer or exchange shall (if so required by the Company or the Securities Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.
     No service charge shall be made to a Holder for any transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities.

     No service charge shall be made to a Holder for any transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities.
     Neither the Company nor the Trustee shall be required, pursuant to the provisions of this Section, (i) to issue, transfer or exchange any Security of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Securities pursuant to Article XI and ending at the close of business on the day of mailing of notice of redemption or (ii) to transfer or exchange any Security so selected for redemption in whole or in part, except, in the case of any Security to be redeemed in part, any portion thereof not to be redeemed.
     3.6 Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee together with such security or indemnity as may be required by the Company or the Trustee to save each of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same issue and series of like tenor and principal amount, having the same Original Issue Date and Stated Maturity, and bearing a number not contemporaneously outstanding.
     If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same issue and series of like tenor and principal amount, having the same Original Issue Date and Stated Maturity as such destroyed, lost or stolen Security, and bearing a number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
     The provisions of this Section 3.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     3.7 Payment of Interest; Interest Rights Preserved. Interest on any Security of any series which is payable, and is punctually paid or duly provided for, on any Interest Payment Date, shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest in respect of Securities of such series, except that, unless otherwise provided in the Securities of such series, interest payable on the Stated Maturity of the principal of a Security shall be paid to the Person to whom principal is paid. The initial payment of interest on any Security of any series which is issued between a Regular Record Date and the related Interest Payment Date shall be payable as provided in such Security or in the Board Resolution pursuant to Section 3.1 with respect to the related series of Securities.
     Any interest on any Security which is payable, but is not timely paid or duly provided for, on any Interest Payment Date for Securities of such series (herein called “Defaulted Interest”), shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:
          (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class, postage prepaid, to each Holder of a Security of such series at the address of such Holder as it appears in the Securities Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in a newspaper, customarily published in the English language on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).
          (b) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.
     Subject to the foregoing provisions of this Section 3.7, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
     3.8 Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 3.7) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
     No holder of any beneficial interest in any Global Security held on such holder’s behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary as Holder of any Security.
     None of the Company, the Trustee, the Paying Agent or the Security Registrar shall have any responsibility or obligation to any beneficial owner in a Global Security or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any agent member, with respect to any ownership interest in the Securities or with respect to the delivery to any agent member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of the Global Security). The rights of beneficial owners in the Global Security shall be exercised only through the Depositary subject to the applicable procedures. The Trustee, the Paying Agent and the Security Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Trustee, the Paying Agent and the Security Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Security for all purposes of this Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole holder of such Global Security and shall have no obligations to the beneficial owners thereof. None of the Company, the Trustee, the Paying Agent or the Security Registrar shall have any responsibility or liability for any acts or omissions of the Depository with respect to such Global Security, for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of any such Global

Security, for any transactions between the Depository and any agent member or between or among the Depositary, any such agent member and/or any holder or owner of a beneficial interest in such Global Security, or for any transfer or beneficial interests in any such Global Security.
     3.9 Cancellation. All Securities surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and Securities surrendered directly to the Trustee for any such purpose shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities shall be destroyed by the Trustee and the Trustee shall deliver to the Company a certificate of such destruction.
     3.10 Computation of Interest. Except as otherwise specified as contemplated by Section 3.1 for Securities of any series, interest on the Securities of each series for any period shall be computed on the basis of a 360-day year of twelve 30-day months and interest on the Securities of each series for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months.
     3.11 Deferrals of Interest Payment Dates. If specified as contemplated by Section 2.1 or Section 3.1 with respect to the Securities of a particular series, so long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time during the term of such series, from time to time to defer the payment of interest on such Securities for up to 20 consecutive quarterly periods or such other period or periods as may be specified as contemplated by Section 3.1 (each, an “Extension Period”) during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date. No Extension Period shall end on a date other than an Interest Payment Date. At the end of any such Extension Period the Company shall pay all interest then accrued and unpaid on the Securities (together with Additional Interest thereon, if any, at the rate specified for the Securities of such series to the extent permitted by applicable law); provided, however, that no Extension Period shall extend beyond the Stated Maturity of the principal of the Securities of such series; provided, further, that during any such Extension Period, the Company shall not, and shall not permit any Subsidiary to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company’s capital stock (which includes common and preferred stock), or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including Securities other than the Securities of such series) that ranks pari passu with or junior in interest to the Securities of such series or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company (including ASBC Guarantees other than the ASBC Guarantee related to the Capital Securities issued by the ASBC Trust holding Securities of such series) if such guarantee rank pari passu with or junior in interest to the securities of such series (other than (a) dividends or distributions in Common Stock, (b) any declaration of a dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the ASBC Guarantee related to the Capital Securities issued by the ASBC Trust holding Securities of such series, and (d) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company’s benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to extend beyond the Stated Maturity of the principal of such Securities. Upon termination of any Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Trustee, the Property Trustee and the Administrative Trustees of the ASBC Trust holding Securities of such series notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the next succeeding date on which Distributions on the Capital Securities of such ASBC Trust would be payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees of such ASBC Trust are required to give notice to any automated quotation system or to holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date.
     The Trustee shall promptly give notice of the Company’s election to begin any such Extension Period to the Holders of the Outstanding Securities of such series.
     3.12 Agreed Tax Treatment. Each Security issued hereunder shall provide that the Company and, by its acceptance of a Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, such Security agree that for United States Federal, state and local tax purposes it is intended that such Security constitute indebtedness.
     3.13 Shortening or Extension of Stated Maturity. If specified as contemplated by Section 2.1 or Section 3.1 with respect to the Securities of a particular series, the Company shall have the right to (i) shorten the Stated Maturity of the principal of the Securities of such series at any time to any date not earlier than the first date on which the Company has the right to redeem the Securities of such series, and (ii) extend the Stated Maturity of the principal of the Securities of such series at any time at its election for one or more periods, but in no event to a date later than 49 years after the first Interest Payment Date following the Original Issue Date of the Securities of such series; provided that, if the Company elects to exercise its right to extend the Stated Maturity of the principal of the Securities of such series pursuant to clause (ii) above, at the time such election is made and at the time of extension (A) the Company is not in bankruptcy, otherwise insolvent or in liquidation, (B) the Company is not in default in the payment of any interest or principal on such Securities, (C) the ASBC Trust holding Securities of such series is not in arrears on payments of Distributions on the Capital Securities issued by such ASBC Trust and no deferred Distributions are accumulated and (D) such Securities are rated not less than BBB- by S&P or Baa3 by Moody’s or the equivalent by Fitch or any other nationally recognized statistical rating organization. In the event the Company elects to shorten or extend the Stated Maturity of the Securities of any series, it shall give notice to the Trustee, and the Trustee shall give notice of such shortening or extension to the Holders thereof no less than 30 and no more than 60 days prior to the effectiveness thereof.

     3.14 CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.
ARTICLE IV
SATISFACTION AND DISCHARGE
     4.1 Satisfaction and Discharge of Indenture. This Indenture shall, upon Company Request, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for and as otherwise provided in this Section 4.1) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when
          (a) either
     (i) all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or
     (ii) all such Securities not theretofore delivered to the Trustee for cancellation
     (A) have become due and payable, or
     (B) will become due and payable at their Stated Maturity within one year of the date of deposit, or
     (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (ii)(A), (B) or (C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount in the currency or currencies in which the Securities of such series are payable sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest (including any Additional Interest) to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
          (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive.
     4.2 Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which such money or obligations have been deposited with or received by the Trustee.
ARTICLE V
REMEDIES
     5.1 Events of Default. “Event of Default”, wherever used herein with respect to the Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
          (a) default in the payment of any interest upon any Security of that series, including any Additional Interest in respect thereof, when it becomes due and payable, and continuance of such default for a period of 30 days (subject to the deferral of any due date in the case of an Extension Period) or, if later, the conclusion of a period consisting of 20 or more consecutive quarters, commencing with the quarter following the earliest quarter for which interest (including interest payments deferred pursuant to Section 3.11) has not been paid in full; or
          (b) default in the payment of principal of or any premium on any Security of that series at its maturity;
          (c) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by

the Holders of not less than 25% of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
          (d) the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or
          (e) the commencement by the Company of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or the consent by the Company to the entry of a decree or order for relief in an involuntary case under any such law; or
          (f) the related ASBC Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (i) the distribution of Securities to holders of the Capital Securities, (ii) the redemption of Securities and the related series of Capital Securities or (iii) a consolidation, merger, conveyance, transfer or lease permitted by Section 8.1 of this Indenture; or
          (g) any other Event of Default provided with respect to Securities of that series.
     5.2 Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that, in the case of the Securities of a series issued to ASBC Trust, if, upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series fail to declare the principal of all the Securities of that series to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the corresponding series of Capital Securities then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration such principal amount (or specified portion thereof) of and the accrued interest (including any Additional Interest) on all the Securities of such series shall become immediately due and payable. Payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XIII notwithstanding that such amount shall become immediately due and payable as herein provided.
     At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

          (a) the Company has paid or deposited with the Trustee a sum sufficient to pay:
     (i) all overdue installments of interest (including any Additional Interest) on all Securities of that series,
     (ii) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and
     (iii) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
          (b) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which has become due solely by such acceleration, have been cured or waived as provided in Section 5.13.
     The holders of a majority in aggregate Liquidation Amount of the corresponding series of Capital Securities issued by the ASBC Trust holding Securities of the corresponding series issued hereunder shall also have the right to rescind and annul such declaration and its consequences by written notice to the Company and the Trustee subject to the satisfaction of the conditions set forth in clauses (a) and (b) above of this Section 5.2.
     No such rescission shall affect any subsequent default or impair any right consequent thereon.
     5.3 Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if:
          (a) default is made in the payment of any installment of interest (including any Additional Interest) on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or
          (b) default is made in the payment of the principal of (and premium, if any, on) any Security at the Maturity thereof, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, including any sinking fund payment or analogous obligations (and premium, if any) and interest (including any Additional Interest); and, in addition thereto, all amounts owing the Trustee under Section 6.7.
     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

     If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
     5.4 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors,
          (a) the Trustee (irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal (and premium, if any) or interest (including any Additional Interest)) shall be entitled and empowered, by intervention in such proceeding or otherwise,
     (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest (including any Additional Interest) owing and unpaid in respect to the Securities and to file such other papers or documents as may be necessary or advisable and to take any and all actions as are authorized under the Trust Indenture Act in order to have the claims of the Holders and any predecessor to the Trustee under Section 6.7 allowed in any such judicial proceedings; and
     (ii) in particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with Section 5.6; and
          (b) any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee for distribution in accordance with Section 5.6, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it and any predecessor Trustee under Section 6.7.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.
     5.5 Trustee May Enforce Claim Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of all the amounts owing the Trustee and any predecessor Trustee under Section 6.7, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
     5.6 Application of Money Collected. Any money or property collected or to be applied by the Trustee with respect to a series of Securities pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal (or premium, if any) or interest (including any Additional Interest), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 6.7;
     SECOND: Subject to Article XIV, to the payment of the amounts then due and unpaid upon such series of Securities for principal (and premium, if any) and interest (including any Additional Interest), in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such series of Securities for principal (and premium, if any) and interest (including any Additional Interest), respectively; and
     THIRD: The balance, if any, to the Person or Persons entitled thereto.
     5.7 Limitation on Suits. No Holder of any Securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver, assignee, trustee, liquidator, sequestrator (or other similar official) or for any other remedy hereunder, unless:
          (a) such Holder has previously given written notice to a Responsible Officer of the Trustee of a continuing Event of Default with respect to the Securities of that series;
          (b) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to a Responsible Officer of the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
          (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
          (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
          (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series; it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of

Securities, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.
     5.8 Unconditional Right of Holders to Receive Principal, Premium and Interest; Direct Action by Holders of Capital Securities. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Section 3.7) interest (including any Additional Interest) on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. Any holder of the corresponding series of Capital Securities issued by the ASBC Trust holding Securities of a series issued hereunder shall have the right, upon the occurrence of an Event of Default described in Section 5.1(a) or 5.1(b), to institute a suit directly against the Company for enforcement of payment to such holder of principal of (premium, if any) and (subject to Section 3.7) interest (including any Additional Interest) on the Securities having a principal amount equal to the aggregate Liquidation Amount of such Capital Securities of the corresponding series held by such holder.
     5.9 Restoration of Rights and Remedies. If the Trustee, any Holder or any holder of Capital Securities has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, such Holder or such holder of Capital Securities, then and in every such case the Company, the Trustee, the Holders and such holder of Capital Securities shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, the Holders and the holders of Capital Securities shall continue as though no such proceeding had been instituted.
     5.10 Rights and Remedies Cumulative. Except as otherwise provided in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     5.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
     5.12 Control by Holders. The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that:
          (a) such direction shall not be in conflict with any rule of law or with this Indenture;
          (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and
          (c) such direction is not unduly prejudicial to the rights of other Holders.
     5.13 Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Securities of any series and the holders of a majority of the Liquidation Amount of the outstanding Capital Securities issued by the ASBC Trust holding Securities of such series may waive any past default hereunder and its consequences with respect to such series except a default:
          (a) in the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security of such series, or
          (b) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.
     Any such waiver shall be deemed to be on behalf of the Holders of all the Securities of such series or, in the case of a waiver by holders of Capital Securities issued by such ASBC Trust, by all holders of Capital Securities issued by such ASBC Trust.
     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
     5.14 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security on or after the respective Stated Maturities expressed in such Security.
     5.15 Waiver of Usury, Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE VI
THE TRUSTEE
     6.1 Certain Duties and Responsibilities.
          (a) Except during the continuance of an Event of Default;
     (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.
          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.
          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct except that
     (i) this Subsection shall not be construed to limit the effect of subsection (a) of this Section;
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of Holders pursuant to Section 5.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.
          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.
     6.2 Notice of Defaults. Within 90 days after the occurrence of any default hereunder known to the Trustee with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, as their names and addresses appear in the Securities Register, notice of such default hereunder, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in Section 5.1(c) with respect to Securities of such series, no such notice to Holders of Securities of such series shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, a default with respect to Securities of such series.
     Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     The Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
     6.3 Certain Rights of Trustee. Subject to the provisions of Section 6.1 and Sections 315(a) through 315(d) of the Trust Indenture Act:
          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;
          (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
          (h) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
          (i) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof of, unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture, unless the Trustee has received notice of such default or Event of Default pursuant to Section 10.04 hereof;

          (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder;
          (k) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;
          (l) anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited, to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action; and
          (m) the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; any act or provision of any present or future law or regulation or governmental authority, the unavailability of the Federal Reserve Bank wire or telex or other wire; accidents; labor disputes; and acts of civil or military authority and governmental action.
     6.4 Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Securities or the proceeds thereof.
     6.5 May Hold Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Securities Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Securities Registrar or such other agent.
     6.6 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.
     6.7 Compensation and Reimbursement. The Company agrees
          (a) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder

(which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
          (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith; and
          (c) to indemnify each of the Trustee and any predecessor Trustee and their officers, agents, directors and employees for, and to hold them harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether against the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or in connection with enforcing the Provisions of this Section 6.7.
     The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 6.7, except with respect to funds held in trust for the benefit of the Holders of particular Securities.
     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(d) or Section 5.1(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.
     The provisions of this Section shall survive the termination of this Indenture.
     6.8 Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
     6.9 Corporate Trustee Required; Eligibility. There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to Section 310(a)(1) and (5) of the Trust Indenture Act to act as such, and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section 6.9, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI. If the Trustee has or shall acquire any conflicting interest, as defined in Section 310(b) of the Trust Indenture Act, with respect to the Securities of any series, the Trustee shall take such action as is required pursuant to said Section 310(b).Neither the Company nor any Person directly or indirectly controlling, controlled by or under common control with the Company shall serve as Trustee for the Securities of any series issued hereunder.
     6.10 Resignation and Removal; Appointment of Successor.
          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.
          (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
          (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to a Responsible Officer of the Trustee and to the Company. If the instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
          (d) If at any time:
     (i) Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or
     (ii) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or
     (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution, may remove the Trustee with respect to all Securities, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.
          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
          (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.
     6.11 Acceptance of Appointment by Successor.
          (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges (including fees and expenses of its agents and counsel), execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
          (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall, upon payment of fees and expenses of its agents and counsel, duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.
          (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.
          (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VI.
     6.12 Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
     6.13 Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

     6.14 Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and, except as specified as contemplated by Section 301 of the Trust Indenture Act, shall at all times
     (1) be a corporation that would be permitted by Section 310(a)(1) and (5) of the Trust Indenture Act to be able to act as a trustee under an indenture qualified under the Trust Indenture Act,
     (2) be authorized under applicable law and by its charter to act as such, and
     (3) have a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of not less that $50,000,000.
If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section. If the Authenticating Agent has or shall acquire any conflicting interest, as defined in Section 310(b) of the Trust Indenture Act, with respect to the Securities of any series, the Authenticating Agent shall take such action as is required pursuant to said Section 310(b).
     Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any person succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Person shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.6 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provision of this Section 6.14.
     The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.
     If an appointment with respect to one or more series is made pursuant to this Section 6.14, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
     Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:
As Authenticating Agent

By:
Authorized Signatory

ARTICLE VII
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY
     7.1 Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:
          (a) semi-annually, not more than 15 days after January 15 and July 15 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of January 1 and July 1 of such year, and
          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in its capacity as Securities Registrar.
     7.2 Preservation of Information; Communications to Holders.
          (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act, at the times and in the manner provided pursuant thereto.

          (b) Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than July 15 in each calendar year, commencing with the first July 15 after the first issuance of Securities under this Indenture.
          (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed and also with the Commission. The Company will notify the Trustee when any Securities are listed on any stock exchange.
     7.3 Reports by Trustee.
          (a) Within 60 days after May 15 of each year commencing with the year 2009, the Trustee shall transmit by mail to all Holders of Securities of each series, as their names and addresses appear in the Security Register, and to any other Persons specified in Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15, in accordance with, and to the extent required under, Section 313 of the Trust Indenture Act.
          (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities of any series are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities of any series are listed on any stock exchange.
     7.4 Reports by Company. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Securities Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.
ARTICLE VIII
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
     8.1 Company May Consolidate, Etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:
          (a) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including any Additional Interest) on all the Securities and the

performance of every covenant of this Indenture on the part of the Company to be performed or observed;
          (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;
          (c) such consolidation, merger, conveyance, transfer or lease is permitted under the related Trust Agreement and related ASBC Guarantee with respect to the ASBC Trust holding Securities of the corresponding series issued hereunder and does not give rise to any breach or violation of the related Trust Agreement or related ASBC Guarantee; and
          (d) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and any such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; and the Trustee, subject to Section 6.1, may rely upon such Officers’ Certificate and Opinion of Counsel as conclusive evidence that such transaction complies with this Section 8.1.
     8.2 Successor Corporation Substituted. Upon any consolidation or merger by the Company with or into any other Person, or any conveyance, transfer or lease by the Company of its properties and assets substantially as an entirety to any Person in accordance with Section 8.1, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and in the event of any such conveyance, transfer or lease the Company shall be discharged from all obligations and covenants under the Indenture and the Securities and may be dissolved and liquidated.
     Such successor Person may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication pursuant to such provisions and any Securities which such successor Person thereafter shall cause to be signed and delivered to the Trustee on its behalf for the purpose pursuant to such provisions. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.
     In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form may be made in the Securities thereafter to be issued as may be appropriate.

ARTICLE IX
SUPPLEMENTAL INDENTURES
     9.1 Supplemental Indentures without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, provided, however, that the form and terms of Securities of any series may be established by a Board Resolution, as set forth in the Officers’ Certificate delivered to the Trustee pursuant to Section 3.1, without entering into a supplemental indenture for all purposes hereunder, for any of the following purposes:
          (a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities contained; or
          (b) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or to surrender any right or power herein conferred upon the Company; or
          (c) to establish the form or terms of Securities of any series as permitted by Sections 2.1 or 3.1; or
          (d) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or
          (e) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or
          (f) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or
          (g) to secure the Securities; or
          (h) to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 3.1; or
          (i) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause (i) shall not adversely affect the interest of the Holders of Securities of any series in any material respect, or for so long as any of the corresponding series of Capital Securities issued by the ASBC Trust holding Securities of such series shall remain outstanding, the holders of such Capital Securities; or

          (j) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b); or
          (k) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.
     9.2 Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,
          (a) except to the extent permitted by Section 3.11 or as otherwise specified as contemplated by Section 2.1 or Section 3.1 with respect to the deferral of the payment of interest on the Securities of any series, change the Stated Maturity of the principal of, or any installment of interest (including any Additional Interest) on, any Security, or reduce the principal amount thereof or the rate of interest thereon or reduce any premium payable upon the redemption thereof, or reduce the amount of principal of a Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2, or change the place of payment where, or the coin or currency in which, any Security or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or
          (b) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or
          (c) modify any of the provisions of this Section, Section 5.13 or Section 10.5, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby; or
          (d) modify the provisions in Article XIV of this Indenture with respect to the subordination of Outstanding Securities of any series in a manner adverse to the Holders thereof;
provided, further, that, so long as any of the corresponding series of Capital Securities issued by the ASBC Trust holding Securities of a series issued hereunder remains outstanding, (i) no such amendment shall be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of this Indenture shall occur, and no waiver of any Event of Default or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference of such Capital Securities then outstanding unless and until the principal (and premium, if any) of the Securities of such series and all accrued and, subject to Section 3.7, unpaid interest (including any Additional Interest) thereon have been paid in full and (ii) no amendment shall be made to Section 5.8 of this Indenture that would impair the rights of the holders of Capital Securities provided therein without the prior consent of the holders of each Capital Security then outstanding unless and until the principal (and premium, if any) of the Securities of such series and all accrued and (subject to Section 3.7) unpaid interest (including any Additional Interest) thereon have been paid in full.
     A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Securities or Capital Securities, or which modifies the rights of the Holders of Securities or holders of Capital Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities or holders of Capital Securities of any other series.
     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
     9.3 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     9.4 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article IX or delivery to the Trustee of the Officers’ Certificate pursuant to Section 3.1 hereof (which Officers’ Certificate shall have the effect of a supplemental indenture for all purposes hereunder), this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
     9.5 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.
     9.6 Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.
     9.7 Notice to Holders. After any supplemental indenture under this Article become effective, the Company shall mail to the Holders a notice briefly describing such supplemental indenture; provided, however, that the failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of such supplemental indenture.
ARTICLE X
COVENANTS
     10.1 Payment of Principal, Premium and Interest. The Company covenants and agrees for the benefit of each series of securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities of that series in accordance with the terms of such Securities and this Indenture.
     10.2 Maintenance of Office or Agency. The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation and any change in the location of any such office or agency.
     10.3 Money for Security Payments to be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.
     Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of or any premium or interest on any

Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
     The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.
     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.
     10.4 Statement as to Compliance. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.
     The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any default or Event of Default or an event which, with notice or the lapse of time or both, would constitute a default or Event of

Default, an Officers’ Certificate setting forth the details of such default or Event of Default and the action which the Company proposes to take with respect thereto.
     10.5 Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any covenant or condition provided pursuant to Sections 3.1, 9.1(c), or 9.1(d) with respect to the Securities of any series, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company in respect of any such covenant or condition shall remain in full force and effect.
     10.6 Additional Sums. In the case of the Securities of a series issued to an ASBC Trust, so long as no Event of Default has occurred and is continuing and except as otherwise specified as contemplated by Section 2.1 or Section 3.1, in the event that (a) such ASBC Trust is the Holder of all of the Outstanding Securities of such series, (b) a Tax Event in respect of such ASBC Trust shall have occurred and be continuing and (c) the Company shall not have (i) redeemed the Securities of such series pursuant to Section 11.7(b) or (ii) terminated such ASBC Trust pursuant to Section 9.2(b) of the related Trust Agreement, the Company shall pay to such ASBC Trust (and its permitted successors or assigns under the related Trust Agreement) for so long as such ASBC Trust (or its permitted successor or assignee) is the registered holder of any Securities of such series, such additional amounts as may be necessary in order that the amount of Distributions (including any Additional Amounts (as defined in such Trust Agreement)) then due and payable by such ASBC Trust on the related Capital Securities and Common Securities that at any time remain outstanding in accordance with the terms thereof shall not be reduced as a result of any Additional Taxes (the “Additional Sums”). Whenever in this Indenture or the Securities there is a reference in any context to the payment of principal of or interest on the Securities, such mention shall be deemed to include mention of the payments of the Additional Sums provided for in this paragraph to the extent that, in such context, Additional Sums are, were or would be payable in respect thereof pursuant to the provisions of this paragraph and express mention of the payment of Additional Sums (if applicable) in any provisions hereof shall not be construed as excluding Additional Sums in those provisions hereof where such express mention is not made; provided, however, that the deferral of the payment of interest pursuant to Section 3.11 or the Securities shall not defer the payment of any Additional Sums that may be due and payable.
     10.7 Payment of Trust Costs and Expenses. Since each ASBC Trust is being formed solely to facilitate an investment in the Securities, the Company, in its capacity as the issuer of the Securities, hereby covenants to pay all debts and obligations (other than with respect to the Capital Securities and Common Securities) and all costs and expenses of each ASBC Trust (including, but not limited to, all costs and expenses relating to the organization of the ASBC Trust, the fees and expenses of the trustees of the ASBC Trust and all costs and expenses relating to the operation of the ASBC Trust) so that the net amounts received and retained by the ASBC Trust and the property trustee of the ASBC Trust after paying such debts, obligations, costs and expenses will be equal to the amounts the ASBC Trust and the property trustee of the ASBC Trust would have received had no such debts, obligations, costs or expenses been incurred by or imposed on the ASBC Trust. The obligations of the Company to pay all debts, obligations, costs and expenses of each ASBC Trust (other than with respect to the Capital Securities and Common Securities) shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture.
     10.8 Additional Covenants. The Company covenants and agrees with each Holder of Securities of any series that it shall not, and it shall not permit any Subsidiary of the Company to, (a) declare or pay any dividends or distributions on, or redeem purchase, acquire or make a liquidation payment with respect to, any shares of the Company’s capital stock (which includes common and preferred stock), or (b) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including Securities other than the Securities of such series) that rank pari passu with or junior in interest to the Securities of such series or make any guarantee payments with respect to any guarantee by the Company of debt securities of any subsidiary of the Company (including ASBC Guarantees other than the ASBC Guarantee related to the Capital Securities issued by the ASBC Trust holding Securities of such series) if such guarantee ranks pari passu with or junior in interest to the Securities (other than (a) dividends or distributions in Common Stock, (b) any declaration of a dividend in connection with the implementation of a rights plan or the issuance of stock under any such plan or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the ASBC Guarantee related to the Capital Securities issued by the ASBC Trust holding Securities of such series, and (d) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company’s benefit plans for its directors, officers or employees) if at such time (i) there shall have occurred any event of which the Company has actual knowledge that (A) with the giving of notice or the lapse of time or both, would constitute an Event of Default with respect to the Securities of such series and (B) in respect of which the Company shall not have taken reasonable steps to cure, (ii) if the Securities of such series are held by an ASBC Trust, the Company shall be in default with respect to its payment of any obligations under the ASBC Guarantee relating to the Capital Securities issued by such ASBC Trust or (iii) the Company shall have given notice of its election to begin an Extension Period with respect to the Securities of such series as provided herein and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.
     The Company also covenants with each Holder of Securities of a series issued to an ASBC Trust (i) to maintain directly or indirectly 100% ownership of the Common Securities of such ASBC Trust; provided, however, that any permitted successor of the Company hereunder may succeed to the Company’s ownership of such Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate such ASBC Trust, except (a) in connection with a distribution of the Securities of such series to the holders of Trust Securities in liquidation of such ASBC Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of such Trust Agreement, to cause such ASBC Trust to remain classified as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes.

ARTICLE XI
REDEMPTION OF SECURITIES
     11.1 Applicability of this Article. Redemption of Securities of any series (whether by operation of a sinking fund or otherwise) as permitted or required by any form of Security issued pursuant to this Indenture shall be made in accordance with such form of Security and this Article; provided, however, that if any provision of any such form of Security shall conflict with any provision of this Article, the provision of such form of Security shall govern.
     11.2 Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all of the Securities of any particular series and having the same terms, the Company shall, not less than 30 nor more than 60 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such date and of the principal amount of Securities of that series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities, the Company shall furnish the Trustee with an Officers’ Certificate and an Opinion of Counsel evidencing compliance with such restriction.
     11.3 Selection of Securities to be Redeemed. If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series, provided that the portion of the principal amount of any Security not redeemed shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.
     The Trustee shall promptly notify the Company in writing of the Securities selected for partial redemption and the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed. If the Company shall so direct, Securities registered in the name of the Company, any Affiliate or any Subsidiary thereof shall not be included in the Securities selected for redemption.
     11.4 Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not later than the thirtieth day, and not earlier than the sixtieth day, prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder as it appears in the Securities Register.

     With respect to Securities of each series to be redeemed, each notice of redemption shall state:
          (a) the Redemption Date;
          (b) the Redemption Price;
          (c) if less than all Outstanding Securities of such particular series and having the same terms are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Securities to be redeemed;
          (d) that on the Redemption Date, the Redemption Price will become due and payable upon each such Security or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date;
          (e) the place or places where such Securities are to be surrendered for payment of the Redemption Price; and
          (f) that the redemption is for a sinking fund, if such is the case.
     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall not be irrevocable. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.
     11.5 Deposit of Redemption Price. Prior to 10 a.m. New York City time on the Redemption Date specified in the notice of redemption given as provided in Section 11.4, the Company will deposit with the Trustee or with one or more Paying Agents (or if the Company is acting as its own Paying Agent, the Company will segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and any accrued interest (including Additional Interest) on, all the Securities which are to be redeemed on that date.
     11.6 Payment of Securities Called for Redemption. If any notice of redemption has been given as provided in Section 11.4, the Securities or portion of Securities with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable Redemption Price. On presentation and surrender of such Securities at a Place of Payment in said notice specified, the said securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price, together with accrued interest (including any Additional Interest) to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 3.1, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.7.

     Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of the same series, of authorized denominations, in aggregate principal amount equal to the portion of the Security not redeemed so presented and having the same Original Issue Date, Stated Maturity and terms. If a Global Security is so surrendered, such new Security will also be a new Global Security.
     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal of and premium, if any, on such Security shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.
     11.7 Right of Redemption of Securities Held by an ASBC Trust. Except as otherwise specified as contemplated by Section 3.1, the Company, at its option, may redeem a series of Securities held by an ASBC Trust (a) on or after the date specified as contemplated by Section 3.1 in whole at any time or in part from time to time, or (b) upon the occurrence and during the continuation of a Special Event, at any time within 90 days following the occurrence of such Special Event in respect of such ASBC Trust, in whole (but not in part), in each case at a Redemption Price equal to 100% of the principal amount thereof.
ARTICLE XII
SINKING FUNDS
     12.1 Applicability of Article. The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 3.1 for such Securities.
     The minimum amount of any sinking fund payment provided for by the terms of any Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any sinking fund payment in excess of such minimum amount which is permitted to be made by the terms of such Securities of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of any Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.2. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of such Securities.
     12.2 Satisfaction of Sinking Fund Payments with Securities. In lieu of making all or any part of a mandatory sinking fund payment with respect to any Securities of a series in cash, the Company may at its option, at any time no more than 16 months and no less than 30 days prior to the date on which such sinking fund payment is due, deliver to the Trustee Securities of such series (together with the unmatured coupons, if any, appertaining thereto) theretofore purchased or otherwise acquired by the Company, except Securities of such series that have been redeemed through the application of mandatory or optional sinking fund payments pursuant to the terms of the Securities of such series, accompanied by a Company Order instructing the Trustee to credit such obligations and stating that the Securities of such series were originally issued by the Company by way of bona fide sale or other negotiation for value; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the redemption price for such

Securities, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.
     12.3 Redemption of Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash in the currency in which the Securities of such series are payable (except as provided pursuant to Section 3.1) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 12.2 and will also deliver to the Trustee any Securities to be so delivered. Such Officers’ Certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the succeeding sinking fund payment date. In the case of the failure of the Company to deliver such Officers’ Certificate (or, as required by this Indenture, the Securities and coupons, if any, specified in such Officers’ Certificate), the sinking fund payment due on the succeeding sinking fund payment date for such series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of the Securities of such series subject to a mandatory sinking fund payment without the right to deliver or credit securities as provided in Section 12.2 and without the right to make the optional sinking fund payment with respect to such series at such time.
     Any sinking fund payment or payments (mandatory or optional) made in cash plus any unused balance of any preceding sinking fund payments made with respect to the Securities of any particular series shall be applied by the Trustee (or by the Company if the Company is acting as its own Paying Agent) on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the sinking fund payment date immediately following the date of such payment) to the redemption of Securities of such series at the Redemption Price specified in such Securities with respect to the sinking fund. Any sinking fund moneys not so applied or allocated by the Trustee (or, if the Company is acting as its own Paying Agent, segregated and held in trust by the Company as provided in Section 10.3) for such series and together with such payment (or such amount so segregated) shall be applied in accordance with the provisions of this Section 12.3. Any and all sinking fund moneys with respect to the Securities of any particular series held by the Trustee (or if the Company is acting as its own Paying Agent, segregated and held in trust as provided in Section 10.3) on the last sinking fund payment date with respect to Securities of such series and not held for the payment or redemption of particular Securities of such series shall be applied by the Trustee (or by the Company if the Company is acting as its own Paying Agent), together with other moneys, if necessary, to be deposited (or segregated) sufficient for the purpose, to the payment of the principal of the Securities of such series at Maturity. The Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.4. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 11.6. On or before each sinking fund payment date, the Company shall pay to the Trustee (or, if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust as provided in Section 10.3) in cash a sum in the currency in which Securities of such series are payable (except as provided pursuant to Section 3.1) equal to the principal and any interest accrued to the Redemption Date for Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 12.3.
     Neither the Trustee nor the Company shall redeem any Securities of a series with sinking fund moneys or mail any notice of redemption of Securities of such series by operation of the sinking fund for such series during the continuance of a default in payment of interest, if any, on any Securities of such series or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) with respect to the Securities of such series, except that if the notice of redemption shall have been provided in accordance with the provisions hereof, the Trustee (or the Company, if the Company is then acting as its own Paying Agent) shall redeem such Securities if cash sufficient for that purpose shall be deposited with the Trustee (or segregated by the Company) for that purpose in accordance with the terms of this Article XII. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur and any moneys thereafter paid into such sinking fund shall, during the continuance of such default or Event of Default, be held as security for the payment of the Securities and coupons, if any, of such series; provided, however, that in case such default or Event of Default shall have been cured or waived herein, such moneys shall thereafter be applied on the next sinking fund payment date for the Securities of such series on which such moneys may be applied pursuant to the provisions of this Section 12.3.
ARTICLE XIII
DEFEASANCE AND COVENANT DEFEASANCE
     13.1 Company’s Option to Effect Defeasance or Covenant Defeasance. The Company may elect, at its option at any time, to have Section 13.2 or Section 13.3 applied to any Securities or any series of Securities, as the case may be, designated pursuant to Section 3.1 as being defeasible pursuant to such Section 13.2 or 13.3, in accordance with any applicable requirements provided pursuant to Section 3.1 and upon compliance with the conditions set forth below in this Article XIII. Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 3.1 for such Securities.
     13.2 Defeasance and Discharge. Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, the Company shall be deemed to have been discharged from its obligations, and the provisions of Article XIV shall cease to be effective, with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 13.4 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 13.4 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due; (b) the Company’s obligations with respect to such Securities under Sections 3.4, 3.5, 3.6, 10.2 and 10.3; (c) the rights, powers, trusts, duties and immunities of the

Trustee hereunder and (d) this Article. Subject to compliance with this Article, the Company may exercise its option (if any) to have this Section applied to any Securities notwithstanding the prior exercise of its option (if any) to have Section 13.3 applied to such Securities.
     13.3 Covenant Defeasance. Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, (a) the Company shall be released from its obligations under any Section applicable to such Securities that are determined pursuant to Section 3.1 to be subject to this provision; (b) the occurrence of any event specified in Sections 5.1(d) (with respect to any Section applicable to such Securities that are determined pursuant to Section 3.1 to be subject to this provision) shall be deemed not to be or result in an Event of Default; and (c) the provisions of Article XIV shall cease to be effective, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 13.4 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with (and no Event of Default shall arise out of such non-compliance) with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or Article, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.
     13.4 Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to the application of Section 13.2 or Section 13.3 to any securities or any series of Securities, as the case may be:
          (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 6.9 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities money and/or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, U.S. dollars in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such Securities on the respective Stated Maturities, in accordance with the terms of this Indenture and such Securities. As used herein, “U.S. Government Obligation” means (i) any security which is (A) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (B) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (A) or (B), is not callable or redeemable at the option of the issuer thereof, and (ii) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (i) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.
          (b) In the event of an election to have Section 13.2 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this instrument, there has been a change in the applicable Federal income tax law, in either case (x) or (y) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.
          (c) In the event of an election to have Section 13.3 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.
          (d) The Company shall have delivered to the Trustee an Officers’ Certificate to the effect that neither such Securities nor any other Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.
          (e) No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing (i) at the time of such deposit or, (ii) with regard to any such event specified in Sections 5.1(e) and (f), at any time during the period ending on the 123rd day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit (it being understood that the condition in this clause (ii) is a condition subsequent and shall not be deemed satisfied until the expiration of such period).
          (f) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).
          (g) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

          (h) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.
          (i) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.
     13.5 Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 10.3, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 13.6, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 13.4 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law. Money and U.S. Government Obligations so held in trust shall not be subject to the provisions of Article XIV.
     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 13.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.
     Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 13.4 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.
     13.6 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company has been discharged or released pursuant to Section 13.2 or 13.3 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 13.5 with respect to such Securities in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.
ARTICLE XIV
SUBORDINATION OF SECURITIES
     14.1 Securities Subordinate to Senior and Subordinated Debt. The Company covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article XIV, the payment of the principal of (and premium, if any) and interest (including any Additional Interest) on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all amounts then due and payable in respect of all Senior and Subordinated Debt.
     14.2 Payment of Proceeds Upon Dissolution, Etc. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company (each such event, if any, herein sometimes referred to as a “Proceeding”), then the holders of Senior and Subordinated Debt shall be entitled to receive payment in full of Allocable Amounts of such Senior and Subordinated Debt, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior and Subordinated Debt, before the Holders of the Securities are entitled to receive or retain any payment or distribution of any kind or character, whether in cash, property or securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of the Company subordinated to the payment of the Securities, such payment or distribution being hereinafter referred to as a “Junior Subordinated Payment”), on account of principal of (or premium, if any) or interest (including any Additional Interest) on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary and to that end the holders of Senior and Subordinated Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any Junior Subordinated Payment, which may be payable or deliverable in respect of the Securities in any such Proceeding.
     In the event that, notwithstanding the foregoing provisions of this Section 14.2, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any Junior Subordinated Payment, before all Allocable Amounts of all Senior and Subordinated Debt are paid in full or payment thereof is provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior and Subordinated Debt, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to a Responsible Officer of the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall to the extent in its possession, in the case of the Trustee, be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Allocable Amounts of all Senior and Subordinated Debt remaining unpaid, to the extent necessary to pay all Allocable Amounts of all Senior and Subordinated Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior and Subordinated Debt.
     For purposes of this Article XIV only, the words “any payment or distribution of any kind or character, whether in cash, property or securities” shall not be deemed to include shares of capital stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which securities are subordinated in right of payment to all then outstanding Senior and Subordinated Debt to substantially the same extent as the Securities are so subordinated as provided in this Article XIV. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article VIII shall not be deemed a Proceeding for the purposes of this Section 14.2 if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, or sale comply with the conditions set forth in Article VIII.
     14.3 Prior Payment to Senior and Subordinated Debt Upon Acceleration of Securities. In the event that any Securities are declared due and payable before their Stated Maturity, then and in such event the holders of the Senior and Subordinated Debt outstanding at the time such Securities so become due and payable shall be entitled to receive payment in full of all Allocable Amounts due on or in respect of such Senior and Subordinated Debt (including any amounts due upon acceleration), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior and Subordinated Debt, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character, whether in cash, properties or securities (including any Junior Subordinated Payment) by the Company on account of the principal of (or premium, if any) or interest (including any Additional Interest) on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary; provided, however, that nothing in this Section 14.3 shall prevent the satisfaction of any sinking fund payment in accordance with this Indenture or as otherwise specified as contemplated by Section 3.1 for the Securities of any series by delivering and crediting pursuant to Section 12.2 or as otherwise specified as contemplated by Section 3.1 for the Securities of any series Securities which have been acquired (upon redemption or otherwise) prior to such declaration of acceleration.
     In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section 14.3, and if such fact shall, at or prior to the time of such payment, have been made known to a Responsible Officer of the Trustee or, as the case may be, such Holder, then and in such event such (to the extent in its possession, in the case of the Trustee) payment shall be paid over and delivered forthwith to the Company.
     The provisions of this Section 14.3 shall not apply to any payment with respect to which Section 14.2 would be applicable.

     14.4 No Payment When Senior and Subordinated Debt in Default.
          (a) In the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior and Subordinated Debt, or in the event that any event of default with respect to any Senior and Subordinated Debt shall have occurred and be continuing and shall have resulted in such Senior and Subordinated Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or
          (b) in the event any judicial proceeding shall be pending with respect to any such default in payment or such event or default, then no payment or distribution of any kind or character, whether in cash, properties or securities (including any Junior Subordinated Payment) shall be made by the Company on account of principal of (or premium, if any) or interest (including any Additional Interest), if any, on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary, in each case unless and until all Allocable Amounts of such Senior and Subordinated Debt are paid in full; provided, however, that nothing in this Section 14.4 shall prevent the satisfaction of any sinking fund payment in accordance with this Indenture or as otherwise specified as contemplated by Section 3.1 for the Securities of any series by delivering and crediting pursuant to Section 12.2 or as otherwise specified as contemplated by Section 3.1 for the Securities of any series Securities which have been acquired (upon redemption or otherwise) prior to such default in payment or event of default.
     In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section 14.4, and if such fact shall, at or prior to the time of such payment, have been made known to a Responsible Officer of the Trustee or, as the case may be, such Holder, then and in such event such payment shall (to the extent in its possession, in the case of the Trustee) be paid over and delivered forthwith to the Company.
     The provisions of this Section 14.4 shall not apply to any payment with respect to which Section 14.2 would be applicable.
     14.5 Payment Permitted If No Default. Nothing contained in this Article XIV or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any Proceeding referred to in Section 14.2 or under the conditions described in Sections 14.3 and 14.4, from making payments at any time of principal of (and premium, if any) or interest (including Additional Interest) on the Securities, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest (including any Additional Interest) on the Securities or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article XIV.
     14.6 Subrogation to Rights of Holders of Senior and Subordinated Debt. Subject to the payment in full of all amounts due or to become due on all Senior and Subordinated Debt, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior and Subordinated Debt, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior and Subordinated Debt pursuant to the provisions of this Article XIV (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to Senior and Subordinated Debt of the Company to substantially the same extent as the Securities are subordinated to the Senior and Subordinated Debt and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior and Subordinated Debt) to the rights of the holders of such Senior and Subordinated Debt to receive payments and distributions of cash, property and securities applicable to the Senior and Subordinated Debt until the principal of (and premium, if any) and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior and Subordinated Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article XIV to the holders of Senior and Subordinated Debt by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior and Subordinated Debt, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior and Subordinated Debt.
     14.7 Provisions Solely to Define Relative Rights. The provisions of this Article XIV are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior and Subordinated Debt on the other hand. Nothing contained in this Article XIV or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as between the Company and the Holders of the Securities, the obligations of the Company, which are absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest (including any Additional Interest) on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than their rights in relation to the holders of Senior and Subordinated Debt; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture including, without limitation, filing and voting claims in any Proceeding, subject to the rights, if any, under this Article XIV of the holders of Senior and Subordinated Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.
     14.8 Trustee to Effectuate Subordination. Each Holder of a Security by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article XIV and appoints the Trustee his or her attorney-in-fact for any and all such purposes.
     14.9 No Waiver of Subordination Provisions. No right of any present or future holder of any Senior and Subordinated Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

     Without in any way limiting the generality of the immediately preceding paragraph, the holders of Senior and Subordinated Debt may, at any time and from to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior and Subordinated Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior and Subordinated Debt, or otherwise amend or supplement in any manner Senior and Subordinated Debt or any instrument evidencing the same or any agreement under which Senior and Subordinated Debt is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior and Subordinated Debt; (c) release any Person liable in any manner for the collection of Senior and Subordinated Debt; and (d) exercise or refrain from exercising any rights against the Company and any other Person.
     14.10 Notice to Trustee. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article XIV or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder of Senior and Subordinated Debt or from any trustee, agent or representative therefor; provided, however, that if the Trustee shall not have received the notice provided for in this Section 14.10 at least two Business Days prior to the date upon which by the terms hereof any monies may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest (including any Additional Interest) on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.
     Subject to the provisions of Section 6.1, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior and Subordinated Debt (or a trustee therefor) to establish that such notice has been given by a holder of Senior and Subordinated Debt (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior and Subordinated Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior and Subordinated Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
     14.11 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article XIV, the Trustee, subject to the provisions of Section 6.1, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior and Subordinated Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIV.
     14.12 Trustee Not Fiduciary for Holders of Senior and Subordinated Debt. The Trustee, in its capacity as trustee under this Indenture, shall not be deemed to owe any fiduciary duty to the holders of Senior and Subordinated Debt and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior and Subordinated Debt shall be entitled by virtue of this Article or otherwise.
     14.13 Rights of Trustee as Holder of Senior and Subordinated Debt; Preservation of Trustee’s Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XIV with respect to any Senior and Subordinated Debt which may at any time be held by it, to the same extent as any other holder of Senior and Subordinated Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.
     Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.7.
     14.14 Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article XIV shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XIV in addition to or in place of the Trustee.
     14.15 Certain Conversions or Exchanges Deemed Payment. For the purposes of this Article XIV only, (a) the issuance and delivery of junior securities upon conversion or exchange of Securities shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest (including any Additional Interest) on Securities or on account of the purchase or other acquisition of Securities, and (b) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion or exchange of a Security shall be deemed to constitute payment on account of the principal of such security. For the purposes of this Section 14.15, the term “junior securities” means (i) shares of any capital stock of any class of the Company and (ii) securities of the Company which are subordinated in right of payment to all Senior and Subordinated Debt which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article XIV.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

ASSOCIATED BANC-CORP

By:

Name:
Title:

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Trustee

By:

Name:
Title: